Exhibit 4.26

The Supplement Agreement

To

The Cooperation Agreement between Shanda Online and Shanda Games

This Supplement Agreement to the Cooperation Agreement between Shanda Online and Shanda Games (hereinafter referred to as this “Agreement”) is entered into on this 1st day of April, 2010 in Pudong New Area, Shanghai by and between:

Party A: Shanda Online

Shanghai Shanda Networking Co., Ltd., (“Shanghai Shanda”)

Address: 208 Juli Road, Pudong New Area, Shanghai;

Nanjing Shanda Networking Co., Ltd., (“Nanjing Shanda”)

Address: 208 Juli Road, Pudong New Area, Shanghai;

Shengzhan Networking Technology Co., Ltd., (“Shanghai Shengzhan”)

Address: 208 Juli Road, Pudong New Area, Shanghai;

Party B: Shanda Games

Shanghai Shulong Technology Development Co., Ltd. (“Shanghai Shulong”)

Address: No. 1 Building, 690 Bibo Road, Pudong New Area, Shanghai

Nanjing Shulong Computer Technology Co., Ltd., (“Nanjing Shulong”)

Address: No. 1 Building, 690 Bibo Road, Pudong New Area, Shanghai

Shanghai Shulong Computer Technology Co., Ltd., (“Shulong Computer”)

Address: No. 1 Building, 690 Bibo Road, Pudong New Area, Shanghai

Chengdu Youji Technology Co., Ltd., (“Chengdu Youji”)

Address: Room 408, Building 6, Tian Fu Da Dao North, High-Technology Industry Park, Chengdu

Tianjin Youji Technology Co., Ltd., (“Tianjin Youji”)

Address: No.108, No. 7 of Hanbei Road, Eco-City of Tianjin

Party A and Party B may hereinafter collectively be referred to as the “Parties” and, individually, as the “Party”.

Whereas,

1.	In July 2008, Shanghai Shanda, Nanjing Shanda of Party A and Shanghai Shulong, Nanjing Shulong, Shulong Computer of Party B, entered into a Cooperation Agreement between Shanda Online and Shanda Games (the “First Agreement”);

2.	On October 17, 2009, each of Shanghai Shanda, Nanjing Shanda of Party A and Chengdu Youji and Tianjin Youji entered into a Cooperation Agreement between Shanda Online and Shanda Games (the “Second Agreement”);

3.	On April 1, 2010, Shanghai Shengzhan of Party A and each of Party B entered into a Cooperation Agreement between Shanda Online and Shanda Games (the “Third Agreement”);

NOW THEREFORE, the Parties have reached the following supplemental agreement upon friendly negotiation in accordance with the laws and regulations of the PRC.

1.	The Third Agreement incorporates Shanghai Shengzhan into the First Agreement and Second Agreement as one signing entity under Shanda Online.

2.	After the effective date of this Agreement, Shanda Online shall consist of 3 entities, including Shanghai Shanda, Nanjing Shanda, Shanghai Shengzhan, and Shanda Game shall consist of 5 entities, including Shanghai Shulong, Nanjing Shulong, Shulong Computer, Tianjin Youji and Chengdu Youji.

3.	This Agreement shall be in force from the date when it is entered into. This Agreement, the First Agreement, the Second Agreement and the Third Agreement shall be effective until September 10, 2014. In the event of a conflict between this Agreement and each of the First Agreement, the Second Agreement and the Third Agreement, this Agreement shall prevail.

4.	Other than the provisions set forth above, the provisions in the original agreements shall remain in force.

5.	Each Party is entitled to institute a dispute to the People’s Court at the signature place of this Agreement.

6.	This Agreement is made in four (4) copies, each of which shall be deemed an original. Each Party will hold two (2) copies.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the authorized representatives of the Parties as of the day and the year first above written.

Party A

Shanda Online:

Shanghai Shanda Networking Co., Ltd.

Signature of the Representative: [signature]

Nanjing Shanda Networking Co., Ltd.

Signature of the Representative: [signature]

Shengzhan Networking Technology Co., Ltd.

Signature of the Representative: [signature]

Party B:

Shanda Games:

Shanghai Shulong Technology Development Co., Ltd.

Signature of the Representative: [signature]

Nanjing Shulong Computer Technology Co., Ltd.

Signature of the Representative: [signature]

Shanghai Shulong Computer Technology Co., Ltd.

Signature of the Representative: [signature]

Chengdu Youji Technology Co., Ltd.

Signature of the Representative: [signature]

Tianjin Youji Technology Co., Ltd.

Signature of the Representative: [signature]